UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2026

EXCHANGERIGHT INCOME FUND

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56543	36-7729360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 E. Colorado Blvd Suite 310
Pasadena, California		91106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 317-4448

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Amendment to Classify Common Units of the Operating Partnership

On March 18, 2026, ExchangeRight Income Fund, a Maryland statutory trust (the “Company”), which is the general partner of ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), which is the operating partnership of the Company, entered into an amendment to the Amended and Restated Limited Partnership Agreement of the Operating Partnership dated as of April 4, 2022 (as so amended, the “Partnership Agreement”), to classify and designate a new class of common units of the Operating Partnership designated as NLP Common Units, to be issued in separate series (each, a “Series”), as further described below. The amendment to the Partnership Agreement was effectuated pursuant to an Amendment to Classify Common Units dated March 18, 2026 (the “Amendment”) authorized pursuant to Section 4.3 of the Partnership Agreement and approved by the Company as the general partner of the Operating Partnership and became effective upon execution. The Amendment did not require the approval of the limited partners of the Operating Partnership.

The NLP Common Units are being created to facilitate the acquisition by the Operating Partnership of certain net-leased portfolios organized as Delaware statutory trusts (“DSTs”) through the issuance of units of Series of NLP Common Units as consideration for the acquisition of such DSTs to support the Operating Partnership’s anticipated future growth. Pursuant to the Amendment, the NLP Common Units, and each Series thereof, generally have the rights, preferences, and obligations set forth below.

Terms of the NLP Common Units

The NLP Common Units are a new class of common unit of the Operating Partnership, which also constitute Junior Units of the Operating Partnership (as defined in the Partnership Agreement), entitling the holder thereof to the rights of a common unit as provided in the Partnership Agreement. The NLP Common Units will be issued in separate Series. In this regard, pursuant to the Amendment the following Series of NLP Common Units were created, each having the following designations: (i) NLP 20 Common Units; (ii) NLP 23 Common Units; (iii) NLP 24 Common Units; (iv) NLP 25 Common Units; (v) NLP 26 Common Units; (vi) NLP 27 Common Units; (vii) NLP 47 Common Units; and (viii) NLP 49 Common Units. Each Series of NLP Common Units designated above is considered a separate Series of NLP Common Units for purposes of the Partnership Agreement, entitling the holders of each Series, except as otherwise set forth in the Amendment, with the rights and obligations of the holders of an NLP Common Unit.

With respect to distributions payable to Junior Units under the Partnership Agreement, the holders of each Series of NLP Common Units are entitled to share in amounts distributable to the holders of Junior Units, with the amount(s) of such distribution(s) to the holders of each Series of NLP Common Units to be determined by the Company, as general partner, in its sole and absolute discretion. The Company, as general partner, will have the authority, exercisable in its sole and absolute discretion, and without the approval of any limited partner or any other person, to determine or change, at any time or from time to time, the amount or rate of, or manner of calculating, the distribution(s) payable to holders of each Series of NLP Common Units. Each distribution payable to the holders of each Series of NLP Common Units will be made among such holders, pro rata, in accordance with their respective percentage interests in the applicable Series of NLP Common Units, in each case as of the record date for such distribution. The amount of any distribution payable to a holder of a Series of NLP Common Units may be different than the amount of any distribution payable to the holders of any other class or Series of Junior Units.

The holders of each Series of NLP Common Units do not have any rights to convert their units into units of any other class or Series of units of, or any other securities or partnership interests in, the Operating Partnership.

Notwithstanding any contrary provision in the Partnership Agreement, the holders of each Series of the NLP Common Units will not have any redemption rights as set forth in Section 8.5 of the Partnership Agreement. The Company, as the general partner, will have the authority, exercisable at any time in its sole and absolute discretion, and without the approval or consent of any limited partner or any other person, to provide redemption rights pursuant to Section 8.5 of the Partnership Agreement to the holders of one or more Series of NLP Common Units. Upon a determination by the Company to provide redemption rights, the Company will give prompt written notice thereof to each holder of the Series of NLP Common Units to which redemption rights are granted, but in no event later than five business days after the date the Company takes action to provide such redemption rights.

Except as otherwise described above, each Series of the NLP Common Units have all the other rights, preferences, and obligations of the common units under the Partnership Agreement.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.

On March 18, 2026, ExchangeRight Income Fund Trustee, LLC (the “Trustee”), which is the sole trustee of the Company, approved the Third Amended and Restated Dividend Reinvestment and Direct Share Purchase Plan of the Company (the “Amended

DRIP”). Pursuant to the Amended DRIP, the Company added the holders of each current and future Series of NLP Common Units of the Operating Partnership as eligible participants to have their cash distributions from the Operating Partnership reinvested in the Company’s Class I Common Shares and to make optional cash purchases of the Company’s Class I Common Shares. No other amendments were made to the plan pursuant to the Amended DRIP.

The foregoing is a summary of the Amended DRIP and is qualified in its entirety to the full terms of the Amended DRIP, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01. The Company also posted the Amended DRIP on the Company’s website at www.exchangeright.com/the-essential-income-reit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Amendment to Classify Common Units of ExchangeRight Income Fund Operating Partnership, LP dated March 18, 2026.
10.2	Third Amended and Restated Dividend Reinvestment and Direct Share Purchase Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCHANGERIGHT INCOME FUND By: ExchangeRight Income Fund Trustee, LLC, its trustee By: ExchangeRight Real Estate, LLC, its manager

Date:	March 20, 2026	By:	/s/ David Fisher
David Fisher Executive Managing Principal